Exhibit 99.2

americold
REALTY TRUST

EARNINGS RELEASE & FINANCIAL SUPPLEMENT

THIRD QUARTER 2024

Financial Supplement	Third Quarter 2024

Financial Supplement	Third Quarter 2024

Corporate Profile
Americold is a global leader in temperature-controlled logistics real estate and value added services. Focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, Americold owns and/or operates 239 temperature-controlled warehouses, with approximately 1.4 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.
Corporate Headquarters
10 Glenlake Parkway, Suite 600, South Tower
Atlanta 30328
Telephone: (678) 441-1400
Website: www.americold.com
Senior Management
George F. Chappelle, Jr.: Chief Executive Officer and Director
E. Jay Wells: Chief Financial Officer and Executive Vice President
Robert S. Chambers: President, Americas
Samantha L. Charleston: Chief Human Resources Officer and Executive Vice President
Nathan H. Harwell: Chief Legal Officer and Executive Vice President
R. Scott Henderson: Chief Investment Officer and Executive Vice President
Michael P. Spires: Chief Information Officer and Executive Vice President
M. Bryan Verbarendse: Chief Operating Officer - North America and Executive Vice President
Richard C. Winnall: President, International
Robert E. Harris, Jr.: Chief Accounting Officer and Senior Vice President
Board of Directors
Mark R. Patterson: Chairman of the Board of Directors
George J. Alburger, Jr.: Director
Kelly H. Barrett: Director
Robert L. Bass: Director
George F. Chappelle, Jr.: Chief Executive Officer and Director
Antonio F. Fernandez: Director
Pamela K. Kohn: Director
David J. Neithercut: Director
Andrew P. Power: Director
Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com.
(Please proceed to the Investors section.)
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Third Quarter 2024

Analyst Coverage

Firm	Analyst Name	Contact	Email
Baird Equity Research	Nicholas Thillman	414-298-5053	nthillman@rwbaird.com
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681	joshua.dennerlein@bofa.com
Barclays	Brendan Lynch	212-526-9428	brendan.lynch@barclays.com
BNP Paribas Exane Research	Nate Crossett	646-725-3716	nate.crossett@exanebnpparibas.com
Citi	Craig Mailman	212-816-4471	craig.mailman@citi.com
Evercore ISI	Samir Khanal / Steve Sakwa	212-888-3796 / 212-446-9462	samir.khanal@evercoreisi.com / steve.sakwa@evercoreisi.com
Green Street Advisors	Vince Tibone	949-640-8780	vtibone@greenstreet.com
J.P. Morgan	Michael W. Mueller	212-622-6689	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	917-368-2286	tthomas@key.com
MorningStar Research Services	Suryansh Sharma	314-585-6793	suryansh.sharma@morningstar.com
Raymond James	Jonathan Hughes	727-567-2438	jonathan.hughes@raymondjames.com
RBC	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Scotiabank	Greg McGinniss	212-225-6906	greg.mcginniss@scotiabank.com
Truist	Ki Bin Kim	212-303-4124	kibin.kim@truist.com
Wells Fargo Securities	Blaine Heck	410-662-2556	blaine.heck@wellsfargo.com
Wolfe Research	Andrew Rosivach	646-582-9250	arosivach@wolferesearch.com
Stock Listing Information
The shares of Americold Realty Trust, Inc. are traded on the New York Stock Exchange under the symbol “COLD”.
Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Positive Trend)

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)
These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	Third Quarter 2024
AMERICOLD ANNOUNCES THIRD QUARTER 2024 RESULTS
Achieves Double Digit Constant Currency Same Store NOI Growth
Record Services Margins for a Third Consecutive Quarter
Announces $148 Million Automation Development in Dallas-Fort Worth
Atlanta, GA, November 7, 2024 - Americold Realty Trust, Inc. (NYSE: COLD) (the “Company”), a global leader in temperature-controlled logistics, real estate, and value-added services focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the third quarter ended September 30, 2024.
George Chappelle, Chief Executive Officer of Americold Realty Trust, stated, “We are pleased with our third quarter results where we delivered AFFO per share of $0.35, an increase of 11% versus prior year’s quarter. This performance was again driven by organic growth as we produced double digit year-over-year growth in the Global Warehouse Same Store NOI of approximately 11% on a constant currency basis. We continue to demonstrate our ability to generate meaningful returns to our shareholders in any environment as our Same Store Warehouse Services Margins increased to 14.5%, an 11 percentage point improvement from the previous year’s quarter on a constant currency basis.
The resiliency in our approach over the past three years to stabilize our workforce and the investments we have made in our technology and processes have built a solid foundation and positions us well for the future. We remain steadfast in our pursuit to invest in our future as we continue to evaluate development opportunities across our three primary areas of focus: expansion projects; customer-dedicated, build-to-suit developments; and our CPKC and DP World collaborations. During the quarter we successfully raised $500 million in our inaugural public bond offering, which gives us another avenue of capital to help grow our portfolio and provide predictable and sustainable returns for all of our stakeholders.
Lastly, I am pleased to announce a new $148 million dollar automation development in Dallas-Fort Worth that would now have us exceed the higher end of development guidance and will further demonstrate our industry-leading automation design capabilities.”
Third Quarter 2024 Highlights
•Total revenue of $674.2 million, a 0.9% change from $667.9 million in Q3 2023 and a change of 2.1% on a constant currency basis.
•Net loss of $3.7 million, or $0.01 loss per diluted common share.
•Total Company NOI increased 10.6% to $209.2 million from $189.1 million in Q3 2023 and a 12.0% increase on a constant currency basis.
•Total Company NOI margin increased 272 bps to 31.0% from 28.3% in Q3 2023.
•Global Warehouse same store services margin increased to 14.5% from 3.5% in Q3 2023.
•Core FFO of $83.9 million, or $0.29 per diluted common share, a 17.7% change from Q3 2023 Core FFO per diluted common share.
•AFFO of $100.1 million, or $0.35 per diluted common share, a 10.9% change from Q3 2023 AFFO per diluted common share.
•Core EBITDA of $157.2 million, increased $13.2 million, or 9.1% from $144.0 million in Q3 2023.
•Core EBITDA margin of 23.3%, increased 176 basis points from 21.6% in Q3 2023.
•Global Warehouse segment same store revenue increased 1.9% on an actual basis and increased 3.0% on a constant currency basis as compared to Q3 2023.
•Global Warehouse segment same store NOI increased 9.5%, or 10.9% on a constant currency basis as compared to Q3 2023 .
•Completed public debt offering of $500 million at an interest rate of 5.409% to be paid semi-annually, with a debt maturity of September 12, 2034.

Financial Supplement	Third Quarter 2024
2024 Outlook
The table below includes the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

	As of	As of	As of	As of
	November 7, 2024	August 8, 2024	May 9, 2024	February 22, 2024
Warehouse segment same store revenue growth (constant currency)	1.5% - 3.5%	2.0% - 4.0%	2.5% - 5.5%	2.5% - 5.5%
Warehouse segment same store NOI growth (constant currency)	850 bps higher than associated revenue	900 - 1000 bps higher than associated revenue	700 - 750 bps higher than associated revenue	400 - 450 bps higher than associated revenue
Warehouse segment non-same store NOI	$(5)M - $(2)M	$(7)M - $1M	$(7)M - $1M	$(3)M - $9M
Transportation and Managed segment NOI	$43M - $47M	$42M - $47M	$42M - $47M	$45M - $50M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $24M - $26M and $5M - $7M of Orion amortization)	$250M - $258M	$247M - $261M	$247M - $261M	$247M - $261M
Interest expense	$133M - $136M	$133M - $141M	$135M - $143M	$141M - $149M
Current income tax expense	$7M - $9M	$7M - $10M	$9M - $12M	$9M - $12M
Deferred income tax benefit	$8M - $11M	$6M - $8M	$6M - $8M	$6M - $8M
Non real estate depreciation and amortization expense	$136M - $144M	$133M - $141M	$127M - $135M	$127M - $135M
Total maintenance capital expenditures	$80M - $90M	$80M - $90M	$80M - $90M	$80M - $90M
Development starts (1)	$300M - $350M	$200M - $300M	$200M - $300M	$200M - $300M
AFFO per share	$1.44 - $1.50	$1.44 - $1.50	$1.38 - $1.46	$1.32 - $1.42
Assumed FX rates	1 ARS = 0.0012 USD 1 AUS = 0.6576 USD 1 BRL = 0.1746 USD 1 CAD = 0.7401 USD 1 EUR = 1.0857 USD 1 GBP = 1.2684 USD 1 NZD = 0.6128 USD 1 PLN = 0.2507 USD	1 ARS = 0.0011 USD 1 AUS = 0.6614 USD 1 BRL = 0.0170 USD 1 CAD = 0.7330 USD 1 EUR = 1.079 USD 1 GBP = 1.2680 USD 1 NZD = 0.6113 USD 1 PLN = 0.2498 USD	1 ARS = 0.0012 USD 1 AUS = 0.6576 USD 1 BRL = 0.1925 USD 1 CAD = 0.7401 USD 1 EUR = 1.0857 USD 1 GBP = 1.2684 USD 1 NZD = 0.6128 USD 1 PLN = 0.2507 USD	1 ARS = 0.0012 USD 1 AUS = 0.6615 USD 1 BRL = 0.2016 USD 1 CAD = 0.7438 USD 1 EUR = 1.0914 USD 1 GBP = 1.2662 USD 1 NZD = 0.6168 USD 1 PLN = 0.2520 USD
(1)Represents the aggregate invested capital for initiated development opportunities.
Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, November 7, 2024 at 8:00 a.m. Eastern Time to discuss its third quarter 2024 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID#13743084. The telephone replay will be available starting shortly after the call until November 21, 2024.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.
During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

Financial Supplement	Third Quarter 2024
Third Quarter 2024 Total Company Financial Results
Total revenue for the third quarter of 2024 was $674.2 million, a 0.9% increase from the $667.9 million from the same quarter of the prior year, which was the result of growth within our Global Warehouse segment, partially offset by changes in our Transportation segment. The growth within our Global Warehouse segment was driven by an increase in fixed commitment contracts, pricing initiatives and rate escalations, partially offset by lower economic occupancy and throughput.
Total NOI for the third quarter of 2024 was $209.2 million, an increase of 10.6% from the same quarter of the prior year. This increase is a result of productivity improvements driving higher warehouse services margins, in addition to the drivers of revenue growth mentioned above.
For the third quarter of 2024, the Company reported a net loss of $3.7 million, or $0.01 loss per diluted share, compared to a net loss of $2.1 million, or $0.01 loss per diluted share, for the comparable quarter of the prior year.
Core EBITDA was $157.2 million for the third quarter of 2024, compared to $144.0 million for the comparable quarter of the prior year. This reflects a 9.1% increase over prior year on an actual basis, and 10.2% on a constant currency basis. The increase is due to the same factors driving the increase in NOI mentioned above.
For the third quarter of 2024, Core FFO was $83.9 million, or $0.29 per diluted share, compared to $69.6 million, or $0.25 per diluted share, for the third quarter of 2023.
For the third quarter of 2024, AFFO was $100.1 million, or $0.35 per diluted share, compared to $88.2 million, or $0.32 per diluted share, for the third quarter of 2023.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
Third Quarter 2024 Global Warehouse Segment Results
The following table presents revenues, contribution (NOI) and margins for our same store and non-same store warehouses with a reconciliation to the total financial metrics of our warehouse segment for the three and nine months ended September 30, 2024. Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.

Financial Supplement	Third Quarter 2024

	Three Months Ended September 30,			Change
Dollars and units in thousands, except per pallet data	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	235		238	n/a	n/a

Rent and storage	$262,524	$266,889	$278,508	(5.7)%	(4.2)%
Warehouse services	349,657	352,118	324,097	7.9%	8.6%
Total revenue	$612,181	$619,007	$602,605	1.6%	2.7%
Global Warehouse contribution (NOI)	$198,624	$201,017	$177,832	11.7%	13.0%
Global Warehouse margin	32.4%	32.5%	29.5%	293 bps	296 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,237	n/a	4,512	(6.1)%	n/a
Average physical occupied pallets	3,682	n/a	4,061	(9.3)%	n/a
Average physical pallet positions	5,525	n/a	5,435	1.7%	n/a
Economic occupancy percentage	76.7%	n/a	83.0%	-633 bps	n/a
Physical occupancy percentage	66.6%	n/a	74.7%	-808 bps	n/a
Total rent and storage revenue per average economic occupied pallet	$61.96	$62.99	$61.73	0.4%	2.0%
Total rent and storage revenue per average physical occupied pallet	$71.30	$72.48	$68.58	4.0%	5.7%
Global Warehouse services metrics:
Throughput pallets	9,205	n/a	9,370	(1.8)%	n/a
Total warehouse services revenue per throughput pallet	$37.99	$38.25	$34.59	9.8%	10.6%

SAME STORE WAREHOUSE
Number of same store warehouses	226		226	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$253,907	$258,326	$266,947	(4.9)%	(3.2)%
Warehouse services	340,647	343,179	316,769	7.5%	8.3%
Total same store revenue	$594,554	$601,505	$583,716	1.9%	3.0%
Global Warehouse same store contribution (NOI)	$198,652	$201,232	$181,410	9.5%	10.9%
Global Warehouse same store margin	33.4%	33.5%	31.1%	233 bps	238 bps

Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	4,093	n/a	4,390	(6.8)%	n/a
Average physical occupied pallets	3,557	n/a	3,966	(10.3)%	n/a
Average physical pallet positions	5,250	n/a	5,235	0.3%	n/a
Economic occupancy percentage	78.0%	n/a	83.9%	-590 bps	n/a
Physical occupancy percentage	67.8%	n/a	75.8%	-801 bps	n/a
Same store rent and storage revenue per average economic occupied pallet	$62.03	$63.11	$60.81	2.0%	3.8%
Same store rent and storage revenue per average physical occupied pallet	$71.38	$72.62	$67.31	6.1%	7.9%
Global Warehouse same store services metrics:
Throughput pallets	8,885	n/a	9,106	(2.4)%	n/a
Same store warehouse services revenue per throughput pallet	$38.34	$38.62	$34.79	10.2%	11.0%

Financial Supplement	Third Quarter 2024

	Three Months Ended September 30,			Change
Dollars and units in thousands, except per pallet data	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	9		12	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$8,617	$8,563	$11,561	n/r	n/r
Warehouse services	9,010	8,939	7,328	n/r	n/r
Total non-same store revenue	$17,627	$17,502	$18,889	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$(28)	$(215)	$(3,578)	n/r	n/r
Global Warehouse non-same store margin	(0.2)%	(1.2)%	(18.9)%	n/r	n/r

Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	144	n/a	122	n/r	n/a
Average physical occupied pallets	125	n/a	95	n/r	n/a
Average physical pallet positions	275	n/a	200	n/r	n/a
Economic occupancy percentage	52.4%	n/a	61.0%	n/r	n/a
Physical occupancy percentage	45.5%	n/a	47.5%	n/r	n/a
Non-same store rent and storage revenue per average economic occupied pallet	$59.84	$59.47	$94.76	n/r	n/r
Non-same store rent and storage revenue per average physical occupied pallet	$68.94	$68.50	$121.69	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	320	n/a	264	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$28.16	$27.93	$27.76	n/r	n/r
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.
(n/a = not applicable)
(n/r = not relevant)

Financial Supplement	Third Quarter 2024

	Nine Months Ended September 30,			Change
Dollars in thousands	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	235		238	n/a	n/a
Global Warehouse revenue:
Rent and storage	$799,619	$815,279	$825,100	(3.1)%	(1.2)%
Warehouse services	1,010,659	1,021,897	953,727	6.0%	7.1%
Total revenue	$1,810,278	$1,837,176	$1,778,827	1.8%	3.3%
Global Warehouse contribution (NOI)	$600,286	$609,080	$525,501	14.2%	15.9%
Global Warehouse margin	33.2%	33.2%	29.5%	362 bps	361 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,315	n/a	4,548	(5.1)%	n/a
Average physical occupied pallets	3,744	n/a	4,146	(9.7)%	n/a
Average physical pallet positions	5,525	n/a	5,425	1.8%	n/a
Economic occupancy percentage	78.1%	n/a	83.8%	-573 bps	n/a
Physical occupancy percentage	67.8%	n/a	76.4%	-866 bps	n/a
Total rent and storage revenue per average economic occupied pallet	$185.31	$188.94	$181.42	2.1%	4.1%
Total rent and storage revenue per average physical occupied pallet	$213.57	$217.76	$199.01	7.3%	9.4%
Global Warehouse services metrics:
Throughput pallets	27,280	n/a	28,140	(3.1)%	n/a
Total warehouse services revenue per throughput pallet	$37.05	$37.46	$33.89	9.3%	10.5%

SAME STORE WAREHOUSE
Number of same store warehouses	226		226	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$768,127	$783,760	$795,130	(3.4)%	(1.4)%
Warehouse services	985,830	996,998	933,164	5.6%	6.8%
Total same store revenue	$1,753,957	$1,780,758	$1,728,294	1.5%	3.0%
Global Warehouse same store contribution (NOI)	$605,838	$614,866	$542,333	11.7%	13.4%
Global Warehouse same store margin	34.5%	34.5%	31.4%	316 bps	315 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	4,167	n/a	4,437	(6.1)%	n/a
Average physical occupied pallets	3,618	n/a	4,057	(10.8)%	n/a
Average physical pallet positions	5,247	n/a	5,262	(0.3)%	n/a
Economic occupancy percentage	79.4%	n/a	84.3%	-490 bps	n/a
Physical occupancy percentage	69.0%	n/a	77.1%	-815 bps	n/a
Same store rent and storage revenue per average economic occupied pallet	$184.34	$188.09	$179.20	2.9%	5.0%
Same store rent and storage revenue per average physical occupied pallet	$212.31	$216.63	$195.99	8.3%	10.5%
Global Warehouse same store services metrics:
Throughput pallets	26,283	n/a	27,374	(4.0)%	n/a
Same store warehouse services revenue per throughput pallet	$37.51	$37.93	$34.09	10.0%	11.3%

Financial Supplement	Third Quarter 2024

	Nine Months Ended September 30,			Change
Dollars in thousands	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	9		12
Global Warehouse non-same store revenue:
Rent and storage	$31,492	$31,519	$29,970	n/r	n/r
Warehouse services	24,829	24,899	20,563	n/r	n/r
Total non-same store revenue	$56,321	$56,418	$50,533	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$(5,552)	$(5,786)	$(16,832)	n/r	n/r
Global Warehouse non-same store margin	(9.9)%	(10.3)%	(33.3)%	n/r	n/r
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	148	n/a	111	n/r	n/a
Average physical occupied pallets	126	n/a	89	n/r	n/a
Average physical pallet positions	278	n/a	163	n/r	n/a
Economic occupancy percentage	53.2%	n/a	68.1%	n/r	n/a
Physical occupancy percentage	45.3%	n/a	54.6%	n/r	n/a
Non-same store rent and storage revenue per average economic occupied pallet	$212.78	$212.97	$270.00	n/r	n/r
Non-same store rent and storage revenue per average physical occupied pallet	$249.94	$250.15	$336.74	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	997	n/a	766	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$24.90	$24.97	$26.84	n/r	n/r

(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.
(n/a = not applicable)
(n/r = not relevant)
For the third quarter of 2024, Global Warehouse segment revenue was $612.2 million, an increase of $9.6 million, or 1.6% (2.7% on a constant currency basis), compared to $602.6 million for the third quarter of 2023. This growth was principally driven by our pricing initiatives and rate escalations. This was partially offset by lower occupancy and throughput pallets due to consumer buying habits.
Global Warehouse segment contribution (NOI) was $198.6 million for the third quarter of 2024 as compared to $177.8 million for the third quarter of 2023, an increase of $20.8 million or 11.7% (13.0% on a constant currency basis). Global Warehouse segment contribution (NOI) increased due to higher revenue, strong variable cost controls and labor efficiencies. Global Warehouse segment margin was 32.4% for the third quarter of 2024, a 293 basis point increase as to compared to the third quarter of 2023, driven by improvement in our warehouse services margin due to the factors noted above.
Fixed Commitment Rent and Storage Revenue
As of September 30, 2024, $623.8 million of the Company’s annualized rent and storage revenues were derived from customers with fixed commitment storage contracts. This compares to $618.0 million at the end of the second quarter of 2024 and $550.7 million at the end of the third quarter of 2023. We continue to make progress on commercializing business under this type of arrangement. On a combined basis, 58.1% of rent and storage revenue was generated from fixed commitment storage contracts.

Financial Supplement	Third Quarter 2024
Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the third quarter of 2024, economic occupancy for the total warehouse segment was 76.7% and warehouse segment same store pool was 78.0%, representing a 1,005 basis point and 1,021 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment decreased 633 basis points, and the warehouse segment same store pool decreased 590 basis points as compared to the third quarter of 2023 due to continued weaker consumer demand.
Real Estate Portfolio
As of September 30, 2024, the Company’s portfolio consists of 239 facilities. The Company ended the third quarter of 2024 with 235 facilities in its Global Warehouse segment portfolio and 4 facilities in its Third-party managed segment. The same store population consists of 226 facilities for the quarter ended September 30, 2024. The non-same store facility count consists of: 5 sites in the expansion and development phase, 2 facilities that we purchased in 2023, 2 facilities whose operations have ceased and the Company is evaluating alternative use including, third party lease and or sale.
Balance Sheet Activity and Liquidity
As of September 30, 2024, the Company had total liquidity of approximately $921.9 million, including cash and capacity on its revolving credit facility. Total net debt outstanding was $3.5 billion (inclusive of $169.2 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 95% was in an unsecured structure. At quarter end, net debt to Core EBITDA (based on trailing twelve months Core EBITDA) was approximately 5.5x. The Company’s real estate debt has a remaining weighted average term of 5.4 years and carries a weighted average contractual interest rate of 3.9%. As of September 30, 2024, 92% of the Company’s total debt outstanding was at a fixed rate, inclusive of hedged variable-rate for fixed-rate debt. The Company has no material debt maturities until 2026, inclusive of extension options.
Dividend
On September 3, 2024, the Company’s Board of Directors declared a dividend of $0.22 per share for the third quarter of 2024, which was paid on October 15, 2024 to common stockholders of record as of September 30, 2024.
About the Company
Americold is a global leader in temperature-controlled logistics real estate and value added services. Focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, Americold owns and/or operates 239 temperature-controlled warehouses, with approximately 1.4 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.
Non-GAAP Measures
This press release contains non-GAAP financial measures, including NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, same store segment revenue, contribution (NOI) and margin, and maintenance capital expenditures. Definitions of these non-GAAP metrics are included in our quarterly financial supplement, and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included herein. Each of the non-GAAP measures included in this press release has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this press release may not be comparable to similarly titled measures disclosed by other companies, including other REITs.
Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact.

Financial Supplement	Third Quarter 2024
Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: rising inflationary pressures, increased interest rates and operating costs; labor and power costs; labor shortages; our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; the impact of supply chain disruptions; risks related to rising construction costs; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; uncertainty of revenues, given the nature of our customer contracts; acquisition risks, including the failure to identify or complete attractive acquisitions or failure to realize the intended benefits from our recent acquisitions; difficulties in expanding our operations into new markets; uncertainties and risks related to public health crises; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; risks related to implementation of the new ERP system, defaults or non-renewals of significant customer contracts; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; changes in applicable governmental regulations and tax legislation; risks related to current and potential international operations and properties; actions by our competitors and their increasing ability to compete with us; changes in foreign currency exchange rates; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers to provide transportation services to our customers; liabilities as a result of our participation in multi-employer pension plans; risks related to the partial ownership of properties, including our JV investments; risks related to natural disasters; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; changes in real estate and zoning laws and increases in real property tax rates; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; possible environmental liabilities; uninsured losses or losses in excess of our insurance coverage; financial market fluctuations; our failure to obtain necessary outside financing on attractive terms, or at all; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; the potential dilutive effect of our common stock offerings, including our ongoing at the market program; the cost and time requirements as a result of our operation as a publicly traded REIT; and our failure to maintain our status as a REIT.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements may contain such words. Examples of forward-looking statements included in this press release include those regarding our 2024 outlook and our migration of our customers to fixed commitment storage contracts. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future except to the extent required by law.
Contacts:
Americold Realty Trust, Inc.
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Third Quarter 2024

Selected Quarterly Financial Data

In thousands, except per share amounts	As of
Capitalization:	Q3 24	Q2 24	Q1 24	Q4 23	Q3 23
Fully diluted common stock outstanding at quarter end(1)	287,291	286,815	286,350	285,771	285,869
Common stock share price at quarter end	$28.27	$25.54	$24.92	$30.27	$30.41
Market value of common equity	$8,121,717	$7,325,255	$7,135,842	$8,650,288	$8,693,276

Gross debt (2)	$3,552,712	$3,379,881	$3,280,056	$3,262,970	$3,165,843
Less: cash and cash equivalents	61,271	44,198	59,204	60,392	53,831
Net debt	$3,491,441	$3,335,683	$3,220,852	$3,202,578	$3,112,012

Total enterprise value	$11,613,158	$10,660,938	$10,356,694	$11,852,866	$11,805,288
Net debt / total enterprise value	30.1%	31.3%	31.1%	27.0%	26.4%
Net debt to pro forma Core EBITDA(2)	5.47x	5.33x	5.40x	5.58x	5.68x

	Three Months Ended
Selected Operational Data:	Q3 24	Q2 24	Q1 24	Q4 23	Q3 23
Warehouse segment revenue	$612,181	$600,387	$597,710	$612,262	$602,605
Total revenue	674,171	660,955	664,980	679,291	667,939
Operating income (loss)	30,179	63,368	41,831	(194,321)	33,000
Net (loss) income from continuing operations	(3,733)	(64,409)	9,802	(226,800)	(2,299)
Net (loss) income	(3,733)	(64,409)	9,802	(226,800)	(2,096)
Total warehouse segment contribution (NOI) (3)	198,624	204,531	197,131	197,102	177,832
Total segment contribution (NOI) (3)	209,218	215,483	210,836	209,835	189,120

Selected Other Data:
Core EBITDA (4)	$157,223	$165,482	$155,844	$160,270	$144,047
Core EBITDA margin (4)	23.3%	25.0%	23.4%	23.6%	21.6%
Core funds from operations (FFO) (4)	83,897	95,023	77,316	84,764	69,587
Adjusted funds from operations (AFFO) (4)	100,137	109,397	104,913	108,017	88,162

Net (loss) income per share - basic	$(0.01)	$(0.23)	$0.03	$(0.80)	$(0.01)
Net (loss) income per share - diluted	$(0.01)	$(0.23)	$0.03	$(0.80)	$(0.01)
Core FFO per diluted share (4)	$0.29	$0.33	$0.27	$0.30	$0.25
AFFO per diluted share (4)	$0.35	$0.38	$0.37	$0.38	$0.32
Dividend distributions declared per common share (5)	$0.22	$0.22	$0.22	$0.22	$0.22
Diluted AFFO payout ratio (6)	63.4%	57.9%	59.5%	57.9%	68.8%

Portfolio Statistics:
Total global warehouses	239	239	241	245	243
Average economic occupancy	76.7%	78.1%	79.4%	82.7%	83.0%
Average physical occupancy	66.6%	67.8%	68.9%	73.6%	74.7%
Total global same-store warehouses	226	226	226	219	219
(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock and OP units, and incorporates forward contracts using the treasury stock method

Financial Supplement	Third Quarter 2024

	As of
(2) Net Debt to Core EBITDA Computation	9/30/2024	12/31/2023
Total debt, net of deferred financing costs	$3,538,144	$3,252,392
Deferred financing costs	14,568	10,578
Gross debt	$3,552,712	$3,262,970
Adjustments:
Less: cash, cash equivalents and restricted cash	61,271	60,392
Net debt	$3,491,441	$3,202,578
Core EBITDA - last twelve months	$638,819	$572,080
Net Core EBITDA from acquisitions (a)	—	2,069
Pro forma Core EBITDA - last twelve months	$638,819	$574,149
Net debt to pro forma Core EBITDA	5.47x	5.58x
(a) As of December 31, 2023, amount includes nine months of Core EBITDA from the Safeway acquisition prior to Americold’s ownership as well as the facility lease expense for sites that it previously incurred operating lease expense for but was subsequently purchased.

(3) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q3 24	Q2 24	Q1 24	Q4 23	Q3 23
Warehouse segment contribution (NOI)	$198,624	$204,531	$197,131	$197,102	$177,832
Transportation segment contribution (NOI)	8,441	8,850	11,522	10,912	9,659
Third-party managed segment contribution (NOI)	2,153	2,102	2,183	1,821	1,629
Total segment contribution (NOI)	$209,218	$215,483	$210,836	$209,835	$189,120
Depreciation and amortization	(89,362)	(89,649)	(92,095)	(94,099)	(89,728)
Selling, general, and administrative	(63,663)	(59,453)	(65,426)	(57,763)	(52,383)
Acquisition, cyber incident, and other, net	(26,014)	(3,013)	(14,998)	(15,774)	(13,931)
(Gain) loss from real estate	—	—	3,514	(5)	(78)
Impairment of indefinite and long-lived assets	—	—	—	(236,515)	—
U.S. GAAP operating income (loss)	$30,179	$63,368	$41,831	($194,321)	$33,000

(4) See “Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and Adjusted FFO” and “Reconciliation of Net Income (Loss) to EBITDA, NAREIT EBITDAre, and Core EBITDA” pages 18-20

(5) Distributions per common share	Three Months Ended
	Q3 24	Q2 24	Q1 24	Q4 23	Q3 23
Distributions declared on common stock during the quarter	$63,189	$63,238	$62,976	$62,645	$62,868
Common stock outstanding at quarter end	284,257	284,079	284,034	283,699	283,517
Distributions declared per common share	$0.22	$0.22	$0.22	$0.22	$0.22

(6) Calculated as distributions declared per common share divided by AFFO per weighted average diluted share

Financial Supplement	Third Quarter 2024

Financial Information

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	September 30, 2024	December 31, 2023
Assets
Property, buildings, and equipment:
Land	$825,965	$820,831
Buildings and improvements	4,488,472	4,464,359
Machinery and equipment	1,593,267	1,565,431
Assets under construction	593,515	452,312
	7,501,219	7,302,933
Accumulated depreciation	(2,413,063)	(2,196,196)
Property, buildings, and equipment – net	5,088,156	5,106,737

Operating leases - net	224,866	247,302
Financing leases - net	98,595	105,164

Cash, cash equivalents, and restricted cash	61,271	60,392
Accounts receivable – net of allowance of $22,222 and $21,647 at September 30, 2024 and December 31, 2023, respectively	460,310	426,048
Identifiable intangible assets – net	874,105	897,414
Goodwill	792,786	794,004
Investments in and advances to partially owned entities	43,470	38,113
Other assets	241,690	194,078
Total assets	$7,885,249	$7,869,252

Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$268,508	$392,156
Accounts payable and accrued expenses	567,356	568,764
Senior unsecured notes and term loans – net of deferred financing costs of $14,568 and $10,578, in the aggregate, at September 30, 2024 and December 31, 2023, respectively	3,100,441	2,601,122
Sale-leaseback financing obligations	80,326	161,937
Financing lease obligations	88,869	97,177
Operating lease obligations	220,796	240,251
Unearned revenue	26,350	28,379
Deferred tax liability - net	130,924	135,797
Other liabilities	8,728	9,082
Total liabilities	4,492,298	4,234,665

Equity
Stockholders' equity
Common stock, $0.01 par value per share – 500,000,000 authorized shares; 284,257,368 and 283,699,120 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	2,842	2,837
Paid-in capital	5,642,286	5,625,907
Accumulated deficit and distributions in excess of net earnings	(2,242,604)	(1,995,975)
Accumulated other comprehensive loss	(32,786)	(16,640)
Total stockholders’ equity	3,369,738	3,616,129
Noncontrolling interests	23,213	18,458
Total equity	3,392,951	3,634,587

Total liabilities and equity	$7,885,249	$7,869,252

Financial Supplement	Third Quarter 2024

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Rent, storage, and warehouse services	$612,181	$602,605	$1,810,278	$1,778,827
Transportation services	51,764	55,642	159,254	181,792
Third-party managed services	10,226	9,692	30,574	33,419
Total revenues	674,171	667,939	2,000,106	1,994,038
Operating expenses:
Rent, storage, and warehouse services cost of operations	413,557	424,773	1,209,992	1,253,326
Transportation services cost of operations	43,323	45,983	130,441	150,664
Third-party managed services cost of operations	8,073	8,063	24,136	29,311
Depreciation and amortization	89,362	89,728	271,106	259,644
Selling, general, and administrative	63,663	52,383	188,542	169,023
Acquisition, cyber incident, and other, net	26,014	13,931	44,025	48,313
Loss (gain) from sale of real estate	—	78	(3,514)	(2,259)
Total operating expenses	643,992	634,939	1,864,728	1,908,022

Operating income	30,179	33,000	135,378	86,016

Other income (expense):
Interest expense	(34,255)	(35,572)	(100,865)	(106,426)
Loss on debt extinguishment and termination of derivative instruments	(218)	(683)	(116,082)	(1,855)
Loss from investments in partially owned entities	(1,037)	(259)	(3,020)	(1,616)
Loss on put option	—	—	—	(56,576)
Impairment of related party loan receivable	—	—	—	(21,972)
Other, net	770	723	24,919	1,741
Loss from continuing operations before income taxes	(4,561)	(2,791)	(59,670)	(100,688)

Income tax (expense) benefit:
Current income tax	(1,936)	(1,981)	(5,168)	(5,881)
Deferred income tax	2,764	2,473	6,498	7,553
Total income tax benefit	828	492	1,330	1,672

Net loss:
Net loss from continuing operations	(3,733)	(2,299)	(58,340)	(99,016)
Gain (loss) from discontinued operations, net of tax	—	203	—	(10,453)
Net loss	$(3,733)	$(2,096)	$(58,340)	$(109,469)
Net loss attributable to noncontrolling interests	(4)	(8)	(242)	(95)
Net loss attributable to Americold Realty Trust, Inc.	$(3,729)	$(2,088)	$(58,098)	$(109,374)

Weighted average common stock outstanding – basic	284,861	278,137	284,729	273,217
Weighted average common stock outstanding – diluted	284,861	278,137	284,729	273,217

Net loss per common share from continuing operations - basic	$(0.01)	$(0.01)	$(0.20)	$(0.36)
Net loss per common share from discontinued operations - basic	—	—	—	(0.04)
Basic loss per share	$(0.01)	$(0.01)	$(0.20)	$(0.40)

Net loss per common share from continuing operations - diluted	$(0.01)	$(0.01)	$(0.20)	$(0.36)
Net loss per common share from discontinued operations - diluted	—	—	—	(0.04)
Diluted loss per share	$(0.01)	$(0.01)	$(0.20)	$(0.40)

Financial Supplement	Third Quarter 2024

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and Adjusted FFO
(In thousands, except per share amounts)
	Three Months Ended					YTD
	Q3 24	Q2 24	Q1 24	Q4 23	Q3 23	2024
Net (loss) income	$(3,733)	$(64,409)	$9,802	$(226,800)	$(2,096)	$(58,340)
Adjustments:
Real estate related depreciation	56,083	56,410	56,275	57,183	56,373	168,768
(Gain) loss from sale of real estate	—	—	(3,514)	5	78	(3,514)
Impairment charges on certain real estate assets	2,953	—	—	—	—	2,953
Net loss (gain) on real estate related asset disposals	(27)	53	40	260	(25)	66
Our share of reconciling items related to partially owned entities	264	418	148	280	290	830
NAREIT FFO	$55,540	$(7,528)	$62,751	$(169,072)	$54,620	$110,763
Adjustments:
Net (gain) loss on sale of non-real assets	(443)	(548)	(20)	3,312	(296)	(1,011)
Acquisition, cyber incident, and other, net	26,014	3,013	14,998	15,774	13,931	44,025
Goodwill impairment	—	—	—	236,515	—	—
Loss on debt extinguishment and termination of derivative instruments	218	110,682	5,182	627	683	116,082
Foreign currency exchange (gain) loss	349	(11,321)	373	(28)	705	(10,599)
Gain on legal settlement related to prior period operations	—	—	(6,104)	(2,180)	—	(6,104)
Project Orion deferred costs amortization	1,810	581	—	—	—	2,391
Our share of reconciling items related to partially owned entities	409	144	136	(184)	147	689
Net gain from discontinued operations	—	—	—	—	(203)	—
Core FFO	$83,897	$95,023	$77,316	$84,764	$69,587	$256,236
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,301	1,294	1,289	1,290	1,286	3,884
Amortization of below/above market leases	363	360	368	360	369	1,091
Straight-line rental expense adjustment	321	367	589	597	544	1,277
Deferred income tax (benefit) expense	(2,764)	(4,353)	619	(3,228)	(2,473)	(6,498)
Stock-based compensation expense(b)	6,256	6,064	6,619	5,780	6,203	18,939
Non-real estate depreciation and amortization	33,279	33,239	35,820	36,916	33,355	102,338
Maintenance capital expenditures(a)	(22,590)	(22,832)	(17,933)	(18,670)	(20,907)	(63,355)
Our share of reconciling items related to partially owned entities	74	235	226	208	198	535
Adjusted FFO	$100,137	$109,397	$104,913	$108,017	$88,162	$314,447

Financial Supplement	Third Quarter 2024

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and Adjusted FFO (continued)
(In thousands except per share amounts)
	Three Months Ended					YTD
	Q3 24	Q2 24	Q1 24	Q4 23	Q3 23	2024

NAREIT FFO	$55,540	$(7,528)	$62,751	$(169,072)	$54,620	$110,763
Core FFO	$83,897	$95,023	$77,316	$84,764	$69,587	$256,236
AFFO	$100,137	$109,397	$104,913	$108,017	$88,162	$314,447

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	284,861	284,683	284,644	284,263	278,137	284,729
Dilutive stock options and unvested restricted stock units	617	327	234	502	519	393
Weighted average dilutive shares	285,478	285,010	284,878	284,765	278,656	285,122

NAREIT FFO - basic per share	$0.19	$(0.03)	$0.22	$(0.59)	$0.20	$0.39
NAREIT FFO - diluted per share	$0.19	$(0.03)	$0.22	$(0.59)	$0.20	$0.39

Core FFO - basic per share	$0.29	$0.33	$0.27	$0.30	$0.25	$0.90
Core FFO - diluted per share	$0.29	$0.33	$0.27	$0.30	$0.25	$0.90

Adjusted FFO - basic per share	$0.35	$0.38	$0.37	$0.38	$0.32	$1.10
Adjusted FFO - diluted per share	$0.35	$0.38	$0.37	$0.38	$0.32	$1.10
(a)Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.
(b)Stock-based compensation expense excludes the stock compensation expense associated with employee awards granted in conjunction with Project Orion, which are recognized within Acquisition, cyber incident, and other, net.

Financial Supplement	Third Quarter 2024

Reconciliation of Net (Loss) Income to NAREIT EBITDAre, and Core EBITDA
(In thousands)
	Three Months Ended					Trailing Twelve Months Ended
	Q3 24	Q2 24	Q1 24	Q4 23	Q3 23	Q3 24
Net (loss) income	$(3,733)	$(64,409)	$9,802	$(226,800)	$(2,096)	$(285,140)
Adjustments:
Depreciation and amortization	89,362	89,649	92,095	94,099	89,728	365,205
Interest expense	34,255	33,180	33,430	33,681	35,572	134,546
Income tax (benefit) expense	(828)	(2,496)	1,994	(601)	(492)	(1,931)
(Gain) loss from sale of real estate	—	—	(3,514)	5	78	(3,509)
Adjustment to reflect share of EBITDAre of partially owned entities	1,458	1,520	1,470	1,533	1,495	5,981
NAREIT EBITDAre	$120,514	$57,444	$135,277	$(98,083)	$124,285	$215,152
Adjustments:
Acquisition, cyber incident, and other, net	26,014	3,013	14,998	15,774	13,931	59,799
Loss (gain) from investments in partially owned entities	1,037	1,034	949	(174)	259	2,846
Impairment of indefinite and long-lived assets	2,953	—	—	236,515	—	239,468
Foreign currency exchange (gain) loss	349	(11,321)	373	(28)	705	(10,627)
Stock-based compensation expense (a)	6,256	6,064	6,619	5,780	6,203	24,719
Loss on debt extinguishment and termination of derivative instruments	218	110,682	5,182	627	683	116,709
(Gain) loss on other asset disposals	(470)	(495)	20	3,572	(321)	2,627
Gain on legal settlement related to prior period operations	—	—	(6,104)	(2,180)	—	(8,284)
Project Orion deferred costs amortization	1,810	581	—	—	—	2,391
Reduction in EBITDAre from partially owned entities	(1,458)	(1,520)	(1,470)	(1,533)	(1,495)	(5,981)
Net gain from discontinued operations	—	—	—	—	(203)	—
Core EBITDA	$157,223	$165,482	$155,844	$160,270	$144,047	$638,819

Total revenue	$674,171	$660,955	$664,980	$679,291	$667,939	$2,679,397
Core EBITDA margin	23.3%	25.0%	23.4%	23.6%	21.6%	23.8%
(a)Stock-based compensation expense excludes the stock compensation expense associated with employee awards granted in conjunction with Project Orion, which are recognized within Acquisition, cyber incident, and other, net.

Financial Supplement	Third Quarter 2024

Acquisition, Cyber Incident, and Other, Net
Dollars in thousands
This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our Quarterly Report on Form 10-Q.
In addition to the costs recorded to Acquisition, cyber incident and other, net disclosed in the table below, the Company has invested $76.0 million as of September 30, 2024 and $31.2 million as of September 30, 2023 since the inception of Project Orion which is included in “Other Assets” on the condensed consolidated balance sheet.

	Three Months Ended September 30,		Nine Months Ended September 30,
Acquisition, cyber incident, and other, net	2024	2023	2024	2023
Project Orion expenses	$21,595	$3,215	$41,393	$7,703
Acquisition and integration related costs	2,288	648	4,639	4,837
Severance costs	1,392	3,263	6,256	9,471
Other, net	—	1,400	(833)	1,899
Cyber incident related costs, net of insurance recoveries	739	5,405	(7,430)	24,403
Total acquisition, cyber incident and other, net	$26,014	$13,931	$44,025	$48,313

Financial Supplement	Third Quarter 2024

Debt Detail and Maturities
(In thousands)
	As of September 30, 2024
Indebtedness:	Carrying Value	Contractual Interest Rate(1)	Effective Interest Rate(2)	Stated Maturity Date(3)

Unsecured Debt(4)
Senior Unsecured Revolving Credit Facility - C$35M(5)	$25,875	CORRA + 0.84%	6.32%	08/2027
Senior Unsecured Revolving Credit Facility - A$197M(5)	136,207	BBSW + 0.84%	6.04%	08/2027
Senior Unsecured Revolving Credit Facility - €71M(5)	78,508	EURIBOR + 0.84%	5.11%	08/2027
Senior Unsecured Revolving Credit Facility - NZD44M(5)	27,918	BKBM + 0.84%	6.91%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-1 - USD(6)	375,000	SOFR + 0.94%	4.56%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-2 - C$250M	184,820	CORRA + 0.94%	4.78%	01/2028
Senior Unsecured Term Loan A Facility Tranche A-3 - USD	270,000	SOFR + 0.94%	4.27%	01/2028
Private Series A Unsecured notes - USD	200,000	4.68%	4.77%	01/2026
Private Series B Unsecured notes - USD	400,000	4.86%	4.92%	01/2029
Private Series C Unsecured notes - USD	350,000	4.10%	4.15%	01/2030
Private Series D Unsecured notes - €400M	445,434	1.62%	1.67%	01/2031
Private Series E Unsecured notes - €350M	389,755	1.65%	1.70%	01/2033
Public 5.409% Notes	500,000	5.41%	5.53%	09/2034
Total Unsecured Debt	$3,383,517	3.92%	4.10%	5.4 years

Sale-leaseback financing obligations	80,326	10.07%
Financing lease obligations	88,869	4.45%
Total Debt Outstanding	$3,552,712	4.07%

Less: unamortized deferred financing costs	(14,568)
Total Book Value of Debt	$3,538,144

Rate Type		% of Total
Fixed(7)	$3,284,204	92.4%
Variable-unhedged	268,508	7.6%
Total Gross Debt Outstanding	$3,552,712	100%

Debt Type		% of Total
Unsecured	$3,383,517	95.2%
Secured	169,195	4.8%
Total Debt Outstanding	$3,552,712	100%
1.As of September 30, 2024, the adjusted daily CORRA rate was 4.29%, the one-month EURIBOR rate was 3.38%, the one-month BBSW rate was 4.31%, the one-month BKBM rate was 5.18%. Our Senior Unsecured Term Loan Tranche A-1 is hedged at a weighted average of 4.29%. Our Senior Unsecured Term Loan Tranche A-2 is hedged at a weighted average of 4.53%. Our Senior Unsecured Term Loan Tranche A-3 is hedged at a rate of 4.09%. Included in the SOFR and CORRA rates above, there are adjustments of 0.10% and 0.30%, respectively.
2.The effective interest rates presented include the amortization of loan costs and are based on the hedged rate for the $375.0 million TLA Tranche A-1, the C$250.0 million TLA Tranche A-2, and the $270.0 million Tranche A-3. Subtotals of stated effective interest rates represent weighted average interest rates.
3.Subtotals of stated maturity dates represent remaining weighted average life of the debt and assuming the exercise of extension options on the TLA Tranche A-1 and Senior Unsecured Revolving Credit Facility.
4.Borrowing currency and value presented in caption unless USD denominated.
5.The Senior Unsecured Revolving Credit maturity assumes two six-month extension options. The borrowing capacity as of September 30, 2024 is $1.2 billion less $20.8 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $1.2 billion committed.
6.The Senior Unsecured Term Loan Tranche A-1 maturity assumes two twelve-month extension options.
7.The total includes borrowings with a variable interest rate that have been effectively hedged through interest rate swaps.

Financial Supplement	Third Quarter 2024

Operations Overview

Revenue and Contribution (NOI) by Segment
(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Segment revenues:
Warehouse	$612,181	$602,605	$1,810,278	$1,778,827
Transportation	51,764	55,642	159,254	181,792
Third-party managed	10,226	9,692	30,574	33,419
Total revenues	674,171	667,939	2,000,106	1,994,038

Segment contribution:
Warehouse	198,624	177,832	600,286	525,501
Transportation	8,441	9,659	28,813	31,128
Third-party managed	2,153	1,629	6,438	4,108
Total segment contribution	209,218	189,120	635,537	560,737

Reconciling items:
Depreciation and amortization expense	(89,362)	(89,728)	(271,106)	(259,644)
Selling, general, and administrative expense	(63,663)	(52,383)	(188,542)	(169,023)
Acquisition, cyber incident, and other, net expense	(26,014)	(13,931)	(44,025)	(48,313)
(Loss) gain from sale of real estate	—	(78)	3,514	2,259
Interest expense	(34,255)	(35,572)	(100,865)	(106,426)
Impairment of related party loan receivable	—	—	—	(21,972)
Loss on put option	—	—	—	(56,576)
Loss on debt extinguishment and termination of derivative instruments	(218)	(683)	(116,082)	(1,855)
Loss from investments in partially owned entities	(1,037)	(259)	(3,020)	(1,616)
Other, net	770	723	24,919	1,741
Loss from continuing operations before income taxes	$(4,561)	$(2,791)	$(59,670)	$(100,688)
We view and manage our business through three primary business segments—warehouse, transportation, third-party managed. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, case-picking, blast freezing, produce grading and bagging, ripening, kitting, protein boxing, repackaging, e-commerce fulfillment, and other recurring handling services.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation or dedicated services, we may charge a fixed fee. We supplemented our regional, national and truckload consolidation services with the transportation operations from various warehouse acquisitions. We also provide multi-modal global freight forwarding services to support our customers’ needs in certain markets.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to leading food manufacturers and retailers in their owned facilities. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services allows us to offer a complete and integrated suite of services across the cold chain.

Financial Supplement	Third Quarter 2024

Global Warehouse Economic and Physical Occupancy Trend
Note: Dotted lines represent incremental economic occupancy percentage.

90%
85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
—%
FY 2021
FY 2022
FY 2023
Q1 2021
Q1 2022
Q1 2023
Q1 2024
Q2 2021
Q2 2022
Q2 2023
Q2 2024
Q3 2021
Q3 2022
Q3 2023
Q3 2024
Q4 2021
Q4 2022
Q4 2023

We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of September 30, 2024, we had entered into contracts featuring fixed storage commitments or leases with 326 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	Third Quarter 2024
Global Warehouse Portfolio

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)(2)	Average physical occupancy (1)(2)	Revenues (2) (in millions)	Segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Warehouse Segment Portfolio (5)
United States
East	53	351.0	24.5%	1,218	75.3%	61.1%	$481.1	$162.5	1,005
Southeast	48	315.6	22.1%	1,024	74.5%	63.5%	325.5	81.3	635
Central	41	268.2	18.8%	1,087	79.7%	70.6%	341.2	130.3	685
West	45	262.3	18.3%	1,142	81.2%	69.2%	317.7	125.8	588
Canada	5	32.6	2.3%	120	88.1%	85.6%	35.2	14.3	66
North America Total	192	1,229.7	86.0%	4,591	78.0%	66.5%	$1,500.7	$514.2	2,199
Netherlands	6	31.5	2.2%	112	67.3%	67.3%	30.8	5.4	268
United Kingdom	5	39.3	2.7%	244	80.6%	75.1%	38.7	16.9	100
Spain	4	15.2	1.1%	77	57.4%	57.3%	16.6	4.1	238
Portugal	4	11.5	0.8%	58	66.2%	66.2%	9.8	2.1	146
Ireland	3	9.5	0.7%	59	70.6%	61.3%	16.5	3.7	131
Austria	1	4.2	0.3%	44	73.0%	73.0%	18.0	5.0	86
Poland	2	3.5	0.2%	14	89.3%	89.3%	5.8	1.8	49
Europe Total	25	114.7	8.0%	608	72.5%	69.4%	$136.2	$39.0	948
Australia	10	59.1	4.1%	219	89.5%	83.1%	134.5	32.3	134
New Zealand	6	16.9	1.2%	84	96.8%	81.5%	28.7	11.2	42
Asia-Pacific Total	16	76.0	5.3%	303	91.5%	82.6%	$163.2	$43.5	173
Argentina	2	9.7	0.7%	23	77.8%	77.8%	10.2	3.6	42
South America Total	2	9.7	0.7%	23	77.8%	77.8%	$10.2	$3.6	42
Warehouse Segment Total / Average	235	1,430.1	100.0%	5,525	78.1%	67.8%	$1,810.3	$600.3	3,305
Third-Party Managed Portfolio
North America	3	14.9	100.0%	—	—	—	12.6	2.0	3
Asia-Pacific	1	—	—%	—	—	—	18.0	4.4	1
Third-Party Managed Total / Average	4	14.9	100.0%	—	—	—	$30.6	$6.4	4
Portfolio Total / Average	239	1,445.0	100.0%	5,525	78.1%	67.8%	$1,840.9	$606.7	3,305
(1)Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.
(2)Nine months ended September 30, 2024.
(3)We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any Depreciation and amortization, impairment charges, corporate-level Selling, general, and administrative, Loss (gain) from sale of real estate, and corporate-level Acquisition, cyber incident, and other, net). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.
(4)We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.
(5)As of September 30, 2024, we owned 168 of our North American warehouses and 40 of our international warehouses, and we leased 24 of our North American warehouses and three of our international warehouses. As of September 30, 2024, fourteen of our owned facilities were located on land that we lease pursuant to long-term ground leases.

Financial Supplement	Third Quarter 2024

Warehouse Segment Cubic Feet by Warehouse Type
(At September 30, 2024)

Facility Leased: 2%
Public Warehouse: 28%
Distribution: 46%
Production Advantaged: 24%

Warehouse Segment Revenue by Commodity Type
(Last Twelve Months Ended September 30, 2024)

Poultry: 13%
Retail: 20%
Potatoes: 8%
Pork: 4%
Seafood: 2%
Bakery: 4%
Packaged Foods: 19%
Beef: 7%
Beverage: 1%
Other: 4%
Dairy: 9%
Frozen Produce: 4%
Fresh Produce: 2%
Distributors: 3%

Warehouse Segment Revenue by Warehouse Type
(Last Twelve Months Ended September 30, 2024)

Facility Leased: 1%
Public Warehouse: 23%
Distribution: 51%
Production Advantaged: 25%

Warehouse Segment Contribution (NOI) by Warehouse Type (Last Twelve Months Ended September 30, 2024)

Facility Leased: 1%
Public Warehouse: 26%
Distribution: 45%
Production Advantaged: 28%

Financial Supplement	Third Quarter 2024
Fixed Commitment and Lease Maturity Schedules
The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of September 30, 2024. Note that month to month contracts includes expired contracts that are assumed to continue as month to month agreements until renewal or notice of intention to vacate.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the twelve months ended September 30, 2024	Total Warehouse Segment Revenue Generated by Customers with Fixed Commitment Contracts & Leases for the twelve months ended September 30, 2024(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	145	$78,623	7.3%	$230,327	$78,623
2024	87	35,332	3.3%	90,242	36,377
2025	166	145,109	13.5%	294,396	147,144
2026	98	176,208	16.4%	377,785	179,966
2027	38	36,059	3.4%	79,017	37,449
2028	22	29,145	2.7%	91,921	31,593
2029+	31	123,290	11.5%	321,723	131,536
Total	587	$623,766	58.1%	$1,485,411	$642,688
(1)Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of September 30, 2024, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the last twelve months ended September 30, 2024, multiplied by 12.
(2)Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of September 30, 2024 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

Financial Supplement	Third Quarter 2024
The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of September 30, 2024. These leases had a weighted average remaining term of 43 months as of September 30, 2024.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the nine months ended September 30, 2024		Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	1	$5	—%		—	—%	$5
2024	29	4,479	0.4%		456	11.2%	4,488
2025	33	12,493	1.2%		696	17.1%	12,560
2026	15	6,160	0.6%		487	11.9%	6,532
2027	11	3,928	0.4%		260	6.4%	4,208
2028	12	9,662	0.9%		1,079	26.4%	10,089
2029+	14	19,327	1.8%		1,103	27.0%	23,618
Total	115	$56,054	5.3%	—	4,081	100%	$61,500
___________________
(1)Represents monthly rental payments under the relevant leases as of September 30, 2024, multiplied by 12.
(2)Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	Third Quarter 2024
Maintenance Capital Expenditures, Repair and Maintenance Expenses and External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In thousands, except per cubic foot amounts)
Real estate	$20,836	$18,041	$58,001	$53,370
Personal property	981	692	2,931	2,384
Information technology	773	2,174	2,423	3,987
Maintenance capital expenditures	$22,590	$20,907	$63,355	$59,741

Repair and Maintenance Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In thousands, except per cubic foot amounts)
Real estate	$10,579	$12,452	$35,516	$33,558
Personal property	22,445	17,987	57,668	55,048
Repair and maintenance expenses	$33,024	$30,439	$93,184	$88,606

External Growth, Expansion and Development Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In thousands)
Business combinations	$—	$5,909	$—	$46,652
Asset acquisitions	—	23,496	—	43,577
Expansion and development initiatives(1)	64,981	31,438	127,814	79,728
Information technology	4,724	3,018	8,463	6,352
Growth and expansion capital expenditures	$69,705	$63,861	$136,277	$176,309
(1)We capitalized interest, insurance, compensation and travel expense of employees incurring direct and incremental costs to the development of $13.5 million and $8.9 million for the three months ended September 30, 2024 and 2023, respectively. During the nine months ended September 30, 2024 and 2023, we capitalized interest, insurance, compensation and travel expense of employees incurring direct and incremental costs to the development of $31.1 million and $19.5 million, respectively..

Financial Supplement	Third Quarter 2024

TOTAL GLOBAL WAREHOUSE SEGMENT FINANCIAL AND OPERATING PERFORMANCE
Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended September 30, 2024 and 2023.

	Three Months Ended September 30,			Change
	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency
	(Dollars in thousands)
Rent and storage	$262,524	$266,889	$278,508	(5.7)%	(4.2)%
Warehouse services	349,657	352,118	324,097	7.9%	8.6%
Total warehouse segment revenue	$612,181	$619,007	$602,605	1.6%	2.7%

Power	41,767	42,735	41,711	0.1%	2.5%
Other facilities costs (2)	67,211	68,235	61,603	9.1%	10.8%
Labor	253,258	254,679	258,609	(2.1)%	(1.5)%
Other services costs (3)	51,321	52,341	62,850	(18.3)%	(16.7)%
Total warehouse segment cost of operations	$413,557	$417,990	$424,773	(2.6)%	(1.6)%
Warehouse segment contribution (NOI)	$198,624	$201,017	$177,832	11.7%	13.0%

Warehouse rent and storage contribution (NOI) (4)	$153,546	$155,919	$175,194	(12.4)%	(11.0)%
Warehouse services contribution (NOI) (5)	$45,078	$45,098	$2,638	1,608.8%	1,609.6%

Total warehouse segment margin	32.4%	32.5%	29.5%	293 bps	296 bps
Rent and storage margin(6)	58.5%	58.4%	62.9%	-442 bps	-448 bps
Warehouse services margin(7)	12.9%	12.8%	0.8%	1208 bps	1199 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $8.5 million and $9.3 million for the three months ended September 30, 2024 and 2023, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $3.0 million and $3.9 million for the three months ended September 30, 2024 and 2023, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Third Quarter 2024

The following table presents the operating results of our warehouse segment for the nine months ended ended September 30, 2024 and 2023.

	Nine Months Ended September 30,			Change
	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency
	(Dollars in thousands)
Rent and storage	$799,619	$815,279	$825,100	(3.1)%	(1.2)%
Warehouse services	1,010,659	1,021,897	953,727	6.0%	7.1%
Total warehouse segment revenues	1,810,278	1,837,176	1,778,827	1.8%	3.3%

Power	112,182	115,229	113,751	(1.4)%	1.3%
Other facilities costs (2)	195,190	199,343	183,576	6.3%	8.6%
Labor	747,057	754,690	770,952	(3.1)%	(2.1)%
Other services costs (3)	155,563	158,834	185,047	(15.9)%	(14.2)%
Total warehouse segment cost of operations	$1,209,992	$1,228,096	$1,253,326	(3.5)%	(2.0)%

Warehouse segment contribution (NOI)	$600,286	$609,080	$525,501	14.2%	15.9%
Warehouse rent and storage contribution (NOI) (4)	$492,247	$500,707	$527,773	(6.7)%	(5.1)%
Warehouse services contribution (NOI) (5)	$108,039	$108,373	$(2,272)	n/r	n/r

Total warehouse segment margin	33.2%	33.2%	29.5%	362 bps	361 bps
Rent and storage margin(6)	61.6%	61.4%	64.0%	-240 bps	-255 bps
Warehouse services margin(7)	10.7%	10.6%	(0.2)%	1093 bps	1084 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $26.9 million and $28.2 million, on an actual basis, for the nine months ended ended September 30, 2024 and 2023, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $9.5 million and $11.0 million, on an actual basis, for the nine months ended September 30, 2024 and 2023, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Third Quarter 2024
Same-store Financial Performance - The following table presents revenues, cost of operations, NOI and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended September 30, 2024 and 2023.

	Three Months Ended September 30,			Change
	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency
Number of same store warehouses	226		226	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$253,907	$258,326	$266,947	(4.9)%	(3.2)%
Warehouse services	340,647	343,179	316,769	7.5%	8.3%
Total same store revenues	$594,554	$601,505	$583,716	1.9%	3.0%
Same store cost of operations:
Power	40,330	41,305	39,396	2.4%	4.8%
Other facilities costs	64,446	65,476	57,367	12.3%	14.1%
Labor	242,824	244,305	247,648	(1.9)%	(1.3)%
Other services costs	48,302	49,187	57,895	(16.6)%	(15.0)%
Total same store cost of operations	$395,902	$400,273	$402,306	(1.6)%	(0.5)%

Same store contribution (NOI)	$198,652	$201,232	$181,410	9.5%	10.9%
Same store rent and storage contribution (NOI)(2)	$149,131	$151,545	$170,184	(12.4)%	(11.0)%
Same store services contribution (NOI)(3)	$49,521	$49,687	$11,226	341.1%	342.6%

Total same store margin	33.4%	33.5%	31.1%	233 bps	238 bps
Same store rent and storage margin(4)	58.7%	58.7%	63.8%	-502 bps	-509 bps
Same store services margin(5)	14.5%	14.5%	3.5%	1099 bps	1093 bps

Number of non-same store warehouses(6)	9		12	n/a	n/a
Non-same store revenues:
Rent and storage	$8,617	$8,563	$11,561	n/r	n/r
Warehouse services	9,010	8,939	7,328	n/r	n/r
Total non-same store revenues	$17,627	$17,502	$18,889	n/r	n/r
Non-same store cost of operations:
Power	1,437	1,430	2,315	n/r	n/r
Other facilities costs	2,765	2,759	4,236	n/r	n/r
Labor	10,434	10,374	10,961	n/r	n/r
Other services costs	3,019	3,154	4,955	n/r	n/r
Total non-same store cost of operations	$17,655	$17,717	$22,467	n/r	n/r

Non-same store contribution (NOI)	$(28)	$(215)	$(3,578)	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$4,415	$4,374	$5,010	n/r	n/r
Non-same store services contribution (NOI)(3)	$(4,443)	$(4,589)	$(8,588)	n/r	n/r

Total warehouse segment revenues	$612,181	$619,007	$602,605	1.6%	2.7%
Total warehouse cost of operations	$413,557	$417,990	$424,773	(2.6)%	(1.6)%
Total warehouse segment contribution (NOI)	$198,624	$201,017	$177,832	11.7%	13.0%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)	The non-same store facility count consists of: 5 sites in the expansion and development phase, 2 facilities that we purchased in 2023, 2 facilities whose operations have ceased and the Company is evaluating alternative use including, third party lease and or sale.

Financial Supplement	Third Quarter 2024
The following table presents revenues, cost of operations, NOI and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the nine months ended September 30, 2024 and 2023.

	Nine Months Ended September 30,			Change
	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency
Number of same store warehouses	226		226	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$768,127	$783,760	$795,130	(3.4)%	(1.4)%
Warehouse services	985,830	996,998	933,164	5.6%	6.8%
Total same store revenues	1,753,957	1,780,758	1,728,294	1.5%	3.0%
Same store cost of operations:
Power	107,049	110,091	108,372	(1.2)%	1.6%
Other facilities costs	182,834	186,889	171,827	6.4%	8.8%
Labor	712,660	720,216	734,684	(3.0)%	(2.0)%
Other services costs	145,576	148,696	171,078	(14.9)%	(13.1)%
Total same store cost of operations	$1,148,119	$1,165,892	$1,185,961	(3.2)%	(1.7)%

Same store contribution (NOI)	$605,838	$614,866	$542,333	11.7%	13.4%
Same store rent and storage contribution (NOI)(2)	$478,244	$486,780	$514,931	(7.1)%	(5.5)%
Same store services contribution (NOI)(3)	$127,594	$128,086	$27,402	365.6%	367.4%

Total same store margin	34.5%	34.5%	31.4%	316 bps	315 bps
Same store rent and storage margin(4)	62.3%	62.1%	64.8%	-250 bps	-265 bps
Same store services margin(5)	12.9%	12.8%	2.9%	1001 bps	991 bps

Number of non-same store warehouses(6)	9		12	n/a	n/a
Non-same store revenues:
Rent and storage	$31,492	$31,519	$29,970	n/r	n/r
Warehouse services	24,829	24,899	20,563	n/r	n/r
Total non-same store revenues	56,321	56,418	50,533	n/r	n/r
Non-same store cost of operations:
Power	5,133	5,138	5,379	n/r	n/r
Other facilities costs	12,356	12,454	11,749	n/r	n/r
Labor	34,397	34,474	36,268	n/r	n/r
Other services costs	9,987	10,138	13,969	n/r	n/r
Total non-same store cost of operations	$61,873	$62,204	$67,365	n/r	n/r

Non-same store contribution (NOI)	$(5,552)	$(5,786)	$(16,832)	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$14,003	$13,927	$12,842	n/r	n/r
Non-same store services contribution (NOI)(3)	$(19,555)	$(19,713)	$(29,674)	n/r	n/r

Total warehouse segment revenues	$1,810,278	$1,837,176	$1,778,827	1.8%	3.3%
Total warehouse cost of operations	$1,209,992	$1,228,096	$1,253,326	(3.5)%	(2.0)%
Total warehouse segment contribution (NOI)	$600,286	$609,080	$525,501	14.2%	15.9%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
The non-same store facility count consists of: 5 sites in the expansion and development phase, 2 facilities that we purchased in 2023, 2 facilities whose operations have ceased and the Company is evaluating alternative use including, third party lease and or sale.

Financial Supplement	Third Quarter 2024
Same-store Key Operating Metrics - The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended September 30, 2024 and 2023.

	Three Months Ended September 30,		Change
Units in thousands except per pallet and site data	2024	2023
Number of same store warehouses	226	226	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	4,093	4,390	(6.8)%
Economic occupancy percentage	78.0%	83.9%	-590 bps
Same store rent and storage revenues per average economic occupied pallet	$62.03	$60.81	2.0%
Constant currency same store rent and storage revenue per average economic occupied pallet	$63.11	$60.81	3.8%

Physical occupancy(2)
Average physical occupied pallets	3,557	3,966	(10.3)%
Average physical pallet positions	5,250	5,235	0.3%
Physical occupancy percentage	67.8%	75.8%	-801 bps
Same store rent and storage revenues per average physical occupied pallet	$71.38	$67.31	6.1%
Constant currency same store rent and storage revenues per average physical occupied pallet	$72.62	$67.31	7.9%

Same store warehouse services:
Throughput pallets	8,885	9,106	(2.4)%
Same store warehouse services revenues per throughput pallet	$38.34	$34.79	10.2%
Constant currency same store warehouse services revenues per throughput pallet	$38.62	$34.79	11.0%

Number of non-same store warehouses(3)	9	12	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	144	122	n/r
Economic occupancy percentage	52.4%	61.0%	n/r

Physical occupancy(2)
Average physical occupied pallets	125	95	n/r
Average physical pallet positions	275	200	n/r
Physical occupancy percentage	45.5%	47.5%	n/r

Non-same store warehouse services:
Throughput pallets	320	264	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)The non-same store facility count consists of: 5 sites in the expansion and development phase, 2 facilities that we purchased in 2023, 2 facilities whose operations have ceased and the Company is evaluating alternative use including, third party lease and or sale.

Financial Supplement	Third Quarter 2024
The following table provides certain operating metrics to explain the drivers of our same store performance for the nine months ended September 30, 2024 and 2023.

	Nine Months Ended September 30,
Units in thousands except per pallet and site number data	2024	2023	Change
Number of same store sites	226	226	n/a
Same store rent and storage:

Economic occupancy(1)
Average occupied economic pallets	4,167	4,437	(6.1)%
Economic occupancy percentage	79.4%	84.3%	-490 bps
Same store rent and storage revenues per average economic occupied pallet	$184.34	$179.20	2.9%
Constant currency same store rent and storage revenues per average economic occupied pallet	$188.09	$179.20	5.0%

Physical occupancy(2)
Average physical occupied pallets	3,618	4,057	(10.8)%
Average physical pallet positions	5,247	5,262	(0.3)%
Physical occupancy percentage	69.0%	77.1%	-815 bps
Same store rent and storage revenues per average physical occupied pallet	$212.31	$195.99	8.3%
Constant currency same store rent and storage revenues per average physical occupied pallet	$216.63	$195.99	10.5%

Same store warehouse services:
Throughput pallets (in thousands)	26,283	27,374	(4.0)%
Same store warehouse services revenues per throughput pallet	$37.51	$34.09	10.0%
Constant currency same store warehouse services revenues per throughput pallet	$37.93	$34.09	11.3%

Number of non-same store sites(3)	9	12	n/a
Non-same store rent and storage:

Economic occupancy(1)
Average economic occupied pallets	148	111	n/r
Economic occupancy percentage	53.2%	68.1%	n/r

Physical occupancy(2)
Average physical occupied pallets	126	89	n/r
Average physical pallet positions	278	163	n/r
Physical occupancy percentage	45.3%	54.6%	n/r

Non-same store warehouse services:
Throughput pallets (in thousands)	997	766	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)The non-same store facility count consists of: 5 sites in the expansion and development phase, 2 facilities that we purchased in 2023, 2 facilities whose operations have ceased and the Company is evaluating alternative use including, third party lease and or sale.

Financial Supplement	Third Quarter 2024
Same-store Historical Performance Trend - The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

	Q3 24	Q2 24	Q1 24	Q4 23	Q3 23	Q2 23
(dollars in thousands) (1)

Number of same store warehouses	226	226	226	226	226	226
Same store revenues:
Rent and storage	$253,907	$257,924	$256,296	$263,932	$266,947	$264,134
Warehouse services	340,647	324,767	320,416	327,606	316,769	299,417
Total same store revenues	$594,554	$582,691	$576,712	$591,538	$583,716	$563,551

Same store cost of operations:
Power	40,330	35,494	31,225	31,529	39,396	34,167
Other facilities costs	64,446	59,193	59,195	60,569	57,367	57,190
Labor	242,824	234,276	235,560	244,348	247,648	240,574
Other services costs	48,302	47,124	50,149	62,731	57,895	55,415
Total same store cost of operations	$395,902	$376,087	$376,129	$399,177	$402,306	$387,346

Same store contribution (NOI)	$198,652	$206,604	$200,583	$192,361	$181,410	$176,205
Same store rent and storage contribution (NOI)(2)	$149,131	$163,237	$165,876	$171,834	$170,184	$172,777
Same store services contribution (NOI)(3)	$49,521	$43,367	$34,707	$20,527	$11,226	$3,428

Total same store margin	33.4%	35.5%	34.8%	32.5%	31.1%	31.3%
Same store rent and storage margin(4)	58.7%	63.3%	64.7%	65.1%	63.8%	65.4%
Same store services margin(5)	14.5%	13.4%	10.8%	6.3%	3.5%	1.1%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	4,093	4,165	4,242	4,397	4,390	4,468
Economic occupancy percentage	78.0%	79.4%	80.9%	84.0%	83.9%	84.7%
Same store rent and storage revenues per economic occupied pallet	$62.03	$61.92	$60.42	$60.03	$60.81	$59.12

Physical occupancy
Average physical occupied pallets	3,557	3,615	3,683	3,919	3,966	4,099
Average physical pallet positions	5,250	5,245	5,246	5,235	5,235	5,277
Physical occupancy percentage	67.8%	68.9%	70.2%	74.9%	75.8%	77.7%
Same store rent and storage revenues per physical occupied pallet	$71.38	$71.35	$69.59	$67.34	$67.30	$64.43

Same store warehouse services:
Throughput pallets	8,885	8,717	8,681	9,043	9,106	8,873
Same store warehouse services revenues per throughput pallet	$38.34	$37.26	$36.91	$36.23	$34.79	$33.74

Total non-same store results:
Non-same store warehouse revenue	$17,627	$17,696	$20,998	$20,724	$18,889	$17,619
Non-same store warehouse cost of operations	$17,655	$19,769	$24,450	$15,984	$22,467	$20,982
Non-same store warehouse NOI	$(28)	$(2,073)	$(3,452)	$4,740	$(3,578)	$(3,363)

Actual FX rates for the period	Q3 24	Q2 24	Q1 24	Q4 23	Q3 23	Q2 23
1 ARS =	0.001	0.001	0.001	0.003	0.003	0.004
1 AUS =	0.670	0.659	0.658	0.652	0.654	0.672
1 BRL =	0.180	0.192	0.202	0.202	0.205	0.206
1 CAD =	0.733	0.731	0.742	0.735	0.745	0.753
1 CLP =	0.001	0.001	0.001	0.001	0.001	0.001
1 EUR =	1.100	1.077	1.086	1.076	1.088	1.084
1 GBP =	1.301	1.262	1.268	1.242	1.266	1.264
1 NZD =	0.611	0.605	0.613	0.604	0.605	0.614
1 PLN =	0.257	0.250	0.251	0.244	0.242	0.243
(1)Total amounts in the table above may not calculate exactly due to rounding.
(2)Calculated as rent and storage revenues less power and other facilities costs.
(3)Calculated as warehouse services revenues less labor and other services costs.
(4)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(5)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Third Quarter 2024
External Growth and Capital Deployment

Recently Completed Expansion and Development Projects - Non Same Store
Facility	Opportunity Type	Facility Type (A = Automated) (C = Conventional)	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Cost to Complete (in millions)(1)	Expected Stabilized NOI ROIC	Completion Date	Expected Full Stabilized Quarter
Lancaster, PA	Development	Distribution (A)	Build-to-suit	11.4	28	$164	10-12%	Q1 2023	Q3 2025
Gateway, GA Phase 2	Expansion	Distribution (A)	Multi-tenant	6.3	24	$39	10-12%	Q2 2023	Q1 2025
Russellville, AR	Expansion	Production Advantaged (A)	Build-to-suit	13.0	42	$90	10-12%	Q3 2023	Q4 2024
Spearwood, Australia	Expansion	Distribution (A)	Multi-tenant	3.3	20	A$64	10-12%	Q3 2023	Q1 2025
Plainville, CT	Development	Distribution (A)	Build-to-suit	12.1	31	$161	10-12%	Q4 2023	Q4 2025
(1)Cost to complete represents total costs incurred through the completion date. These amounts exclude additional costs incurred to reach stabilization, which do not materially impact the currently disclosed return on invested capital estimates.

Expansion and Development Projects In Process and Announced - Non Same Store
		Facility Type (A = Automated) (C = Conventional)		Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type		Tenant Opportunity	Cubic Feet (millions) (1)	Pallet Positions (thousands) (1)	Cost to Date (2)	Estimate to Complete	Total Estimated Cost
Allentown, PA	Expansion	Distribution (C)	Multi-tenant	14.6	37	$21	$64-$69	$85-$90	10-12%	Q2 2025	Q1 2027
Kansas City, MO	Development	Distribution (C)	Multi-tenant	13.5	22	$13	$114 - $120	$127 - $133	10-12%	Q2 2025	Q1 2026
Sydney, Australia	Expansion	Distribution (C)	Multi-tenant	2.8	13	A$2	A$42- A$44	A$44 - A$46	10-12%	Q1 2026	Q1 2027
Dallas Ft. Worth, TX	Expansion	Distribution (A)	Multi-tenant	18.8	50	$—	$145 - $155	$145 - $155	10-12%	Q4 2026	Q2 2028

(1)Cubic feet and pallet positions are estimates while the facilities are under construction.
(2)Cost as of September 30, 2024.

Recent Acquisitions - Non Same Store
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions) (1)	Net Entry NOI Yield (1)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
Ormeau	Australia	1	2.1	10	A$36.1	—	9-10%	7/7/2023	Q2 2026
Safeway	New Jersey	1	6.0	17	$37.0	8.9%	9-10%	10/5/2023	Q3 2026
(1) Inclusive of expenses required to integrate and reach stabilization.

Financial Supplement	Third Quarter 2024
Unconsolidated Joint Ventures (Investments in Partially Owned Entities)
As of September 30, 2024, the Company owned a 15.00% equity share in the Brazil-based SuperFrio. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

SuperFrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q3 24		Q2 24		Q1 24		Q4 23		Q3 23
	($’s in thousands)
Net book value of property, buildings and equipment	R$	1,129,126	R$	1,133,020	R$	1,135,219	R$	1,116,560	R$	1,107,455
Other assets	470,116		493,244		508,905		490,036		463,194
Total assets	1,599,242		1,626,264		1,644,124		1,606,596		1,570,649

Debt	710,237		725,877		731,429		686,298		646,243
Other liabilities	552,731		538,700		518,764		496,756		500,639
Equity	336,274		361,687		393,931		423,542		423,767
Total liabilities and equity	R$	1,599,242	R$	1,626,264	R$	1,644,124	R$	1,606,596	R$	1,570,649

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD quarter-end rate	0.1836		0.1789		0.1994		0.2061		0.1987
Americold’s pro rata share of debt at BRL/USD rate		$19,560		$19,466		$21,877		$21,217		$19,261

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q3 24		Q2 24		Q1 24		Q4 23		Q3 23
	($’s in thousands)
Revenues	R$	158,409	R$	149,150	R$	145,274	R$	169,006	R$	161,229
Cost of operations	118,571		112,283		111,612		110,295		110,741
Selling, general and administrative expense	7,246		6,126		7,400		7,523		7,464
M&A expense	14,323		5,664		3,228		(5,677)		4,896
Depreciation & amortization	17,175		17,084		18,654		20,315		19,658
Total operating expenses	157,315		141,157		140,894		132,456		142,759
Operating (loss) income	1,094		7,993		4,380		36,550		18,470

Interest expense	35,716		36,683		30,349		31,831		31,292
Other (income) expense	(592)		(1,023)		(779)		(981)		(906)
Current income tax (benefit) expense	132		722		586		(347)		1,012
Deferred income tax (benefit) expense	945		(634)		(634)		124		(732)
Non-operating expenses	36,201		35,748		29,522		30,627		30,666
Net (loss) gain	R$	(35,107)	R$	(27,755)	R$	(25,142)	R$	5,923	R$	(12,196)

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD average rate	0.1803		0.1917		0.2019		0.2019		0.2047
Americold’s pro rata share of NOI		$1,077		$1,059		$1,019		$1,778		$1,550
Americold’s pro rata share of Net (loss) gain		$(949)		$(798)		$(761)		$179		$(374)
Americold’s pro rata share of Core FFO		$(292)		$(370)		$(371)		$309		$73
Americold’s pro rata share of AFFO		$(110)		$(227)		$(159)		$526		$275

Financial Supplement	Third Quarter 2024
As of September 30, 2024, the Company owned a 49% equity share in the Dubai-based RSA joint venture. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

RSA
	As of
Summary Balance Sheet - at the JV’s 100% share in AED	Q3 24	Q2 24	Q1 24	Q4 23	Q3 23
	(in thousands)
Net book value of property, buildings and equipment	81,062	67,102	43,395	35,636	32,531
Other assets	5,681	11,043	3,763	5,918	6,605
Total assets	86,743	78,145	47,158	41,554	39,136

Debt	55,056	49,793	25,028	15,936	14,532
Other liabilities	7,765	10,871	3,540	5,428	4,378
Equity	23,922	17,481	18,590	20,190	20,226
Total liabilities and equity	86,743	78,145	47,158	41,554	39,136

Americold’s ownership percentage	49%	49%	49%	49%	49%

AED/USD quarter-end rate	0.2723	0.2723	0.2723	0.2723	0.2723
Americold’s pro rata share of debt at AED/USD rate	$7,346	$6,644	$3,339	$2,126	$1,939

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in AED	Q3 24	Q2 24	Q1 24	Q4 23	Q3 23
	(in thousands)
Revenues	5,477	3,835	2,762	4,778	4,924
Cost of operations	4,841	4,313	3,755	4,169	3,973
Depreciation & amortization	551	415	414	417	412
Total operating expenses	5,392	4,728	4,169	4,586	4,385
Operating income (loss)	85	(893)	(1,407)	192	539

Interest expense	206	216	193	228	229
Non-operating expenses	206	216	193	228	229
Net (loss) gain	(121)	(1,109)	(1,600)	(36)	310

Americold’s ownership percentage	49%	49%	49%	49%	49%

AED/USD average rate	0.2723	0.2723	0.2723	0.2723	0.2723
Americold’s pro rata share of NOI	$85	$(64)	$(132)	$81	$127
Americold’s pro rata share of Net (loss) gain	$(16)	$(148)	$(213)	$(5)	$41

Financial Supplement	Third Quarter 2024

2024 Guidance
The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

	As of	As of	As of	As of
	November 7, 2024	August 8, 2024	May 9, 2024	February 22, 2024
Warehouse segment same store revenue growth (constant currency)	1.5% - 3.5%	2.0% - 4.0%	2.5% - 5.5%	2.5% - 5.5%
Warehouse segment same store NOI growth (constant currency)	850 bps higher than associated revenue	900 - 1000 bps higher than associated revenue	700 - 750 bps higher than associated revenue	400 - 450 bps higher than associated revenue
Warehouse segment non-same store NOI	$(5)M - $(2)M	$(7)M - $1M	$(7)M - $1M	$(3)M - $9M
Transportation and Managed segment NOI	$43M - $47M	$42M - $47M	$42M - $47M	$45M - $50M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $24M - $26M and $5M - $7M of Orion amortization)	$250M - $258M	$247M - $261M	$247M - $261M	$247M - $261M
Interest expense	$133M - $136M	$133M - $141M	$135M - $143M	$141M - $149M
Current income tax expense	$7M - $9M	$7M - $10M	$9M - $12M	$9M - $12M
Deferred income tax benefit	$8M - $11M	$6M - $8M	$6M - $8M	$6M - $8M
Non real estate depreciation and amortization expense	$136M - $144M	$133M - $141M	$127M - $135M	$127M - $135M
Total maintenance capital expenditures	$80M - $90M	$80M - $90M	$80M - $90M	$80M - $90M
Development starts (1)	$300M - $350M	$200M - $300M	$200M - $300M	$200M - $300M
AFFO per share	$1.44 - $1.50	$1.44 - $1.50	$1.38 - $1.46	$1.32 - $1.42
Assumed FX rates	1 ARS = 0.0012 USD 1 AUS = 0.6576 USD 1 BRL = 0.1746 USD 1 CAD = 0.7401 USD 1 EUR = 1.0857 USD 1 GBP = 1.2684 USD 1 NZD = 0.6128 USD 1 PLN = 0.2507 USD	1 ARS = 0.0011 USD 1 AUS = 0.6614 USD 1 BRL = 0.0170 USD 1 CAD = 0.7330 USD 1 EUR = 1.079 USD 1 GBP = 1.2680 USD 1 NZD = 0.6113 USD 1 PLN = 0.2498 USD	1 ARS = 0.0012 USD 1 AUS = 0.6576 USD 1 BRL = 0.1925 USD 1 CAD = 0.7401 USD 1 EUR = 1.0857 USD 1 GBP = 1.2684 USD 1 NZD = 0.6128 USD 1 PLN = 0.2507 USD	1 ARS = 0.0012 USD 1 AUS = 0.6615 USD 1 BRL = 0.2016 USD 1 CAD = 0.7438 USD 1 EUR = 1.0914 USD 1 GBP = 1.2662 USD 1 NZD = 0.6168 USD 1 PLN = 0.2520 USD
(1)Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	Third Quarter 2024

Notes and Definitions
We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, net debt to pro-forma Core EBITDA, segment contribution (‘NOI”) and margin, same store revenue and NOI, and maintenance capital expenditures.
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate and other assets, plus specified non-cash items, such as real estate asset depreciation and amortization, impairment charge on real estate related assets, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate or real estate related assets, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as NAREIT FFO adjusted for the effects of Net (gain) loss on sale of non-real assets; Acquisition, cyber incident, and other, net; Goodwill impairment; Loss on debt extinguishment and termination of derivative instruments; Foreign currency exchange (gain) loss; Gain on legal settlement related to prior period operations; Project Orion deferred costs amortization; Our share of reconciling items related to partially owned entities; Net gain from discontinued operations.. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.

However, because NAREIT FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of NAREIT FFO and Core FFO measures of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of Amortization of deferred financing costs and pension withdrawal liability; Amortization of below/above market leases; Straight-line rental expense adjustment; Deferred income tax (benefit) expense; Stock-based compensation expense; Non-real estate depreciation and amortization; Maintenance capital expenditures; and Our share of reconciling items related to partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.

FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our quarterly and annual reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net (loss) income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, Net (loss) income before Depreciation and amortization; Interest expense; Income tax (benefit) expense; (Gain) loss from sale of real estate; and Adjustment to reflect share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.

We also calculate our Core EBITDA as EBITDAre further adjusted for Acquisition, cyber incident, and other, net; Loss (gain) from investments in partially owned entities; Impairment of indefinite and long-lived assets; Foreign currency exchange (gain) loss; Stock-based compensation expense; Loss on debt extinguishment and termination of derivative instruments; (Gain) loss on other asset disposals; Gain on legal settlement related to prior period operations; Project Orion deferred costs amortization; Reduction in EBITDAre from partially owned entities; and Net gain from discontinued operations. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. We calculate Core EBITDA margin as Core EBITDA divided by revenues. EBITDAre and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDAre and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDAre and Core EBITDA have limitations as analytical tools, including:

NOI is calculated as earnings before interest expense, taxes, depreciation and amortization, and excluding corporate Selling, general, and administrative expense; Acquisition, cyber incident, and other, net; Impairment of indefinite and long-lived assets; gain or loss on sale of real estate and all components of non-operating other income and expense. Management believes that this is a helpful metric to measure period to period operating performance of the business.

•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Financial Supplement	Third Quarter 2024

We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, net debt to pro-forma Core EBITDA, contribution (‘NOI”) and margin, same store revenue and NOI, total real estate debt, total debt outstanding and maintenance capital expenditures.
Net debt to proforma Core EBITDA is calculated using total debt, plus deferred financing costs, less cash and cash equivalents, divided by pro-forma Core EBITDA. We calculate pro-forma Core EBITDA as Core EBITDA further adjusted for acquisitions, dispositions and for rent expense associated with lease buy-outs and lease exits. The pro-forma adjustment for acquisitions reflects the Core EBITDA for the period of time prior to acquisition. The pro-forma adjustment for leased facilities exited or purchased reflects the add-back for the related lease expense from the last year. The pro-forma adjustment for dispositions reduces Core EBITDA for the earnings of facilities disposed of or exited during the year, including the strategic exit of certain third-party managed business.
We define our “same store” population once annually at the beginning of the current calendar year. Our population includes properties owned or leased for the entirety of two comparable periods with at least twelve consecutive months of normalized operations prior to January 1 of the current calendar year. We define “normalized operations” as properties that have been open for operation or lease, after development, expansion, or significant modification (e.g., rehabilitation subsequent to a natural disaster). Acquired properties are included in the “same store” population if owned by us as of the first business day of the prior calendar year (e.g. January 1, 2023) and are still owned by us as of the end of the current reporting period, unless the property is under development. The “same store” pool is also adjusted to remove properties that are being exited (e.g. non-renewal of warehouse lease or held for sale to third parties), were sold, or entered development subsequent to the beginning of the current calendar year. Beginning January of 2024, changes in ownership structure (e.g., purchase of a previously leased warehouse) no longer results in a facility being excluded from the same store population, as management believes that actively managing its real estate is normal course of operations. Additionally, management began to classify new developments (both conventional and automated facilities) as a component of the same store pool once the facility is considered fully operational and both inbounding and outbounding product for at least twelve consecutive months prior to January 1 of the current calendar year.

We calculate “same store revenue” as revenues for the same store population. We calculate “same store contribution (NOI)” as revenues for the same store population less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, cyber incident and other, net and gain or loss on sale of real estate). In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a “same store” analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP.
We define “maintenance capital expenditures” as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold’s operating standards.
We define “total real estate debt” as the aggregate of the following: mortgage notes, senior unsecured notes, term loans and borrowings under our revolving line of credit. We define “total debt outstanding” as the aggregate of the following: total real estate debt, sale-leaseback financing obligations and financing lease obligations.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.